EXHIBIT 99.2


                         Michael Andrew Nichols, P.Eng.
                            Wardrop Engineering Inc.
                          #905 - 1130 West Pender St.
                             Vancouver, BC V6E 4A4
                               Phone 604.408.3788
                                Fax 604.408.3722
                       (email: andy.nichols@wardrop.com)



                               CONSENT OF AUTHOR

TO:     Securities and Exchange Commission
        Washington, D.C. 20549

RE:     Great China Mining Inc.

I, Michael Andrew Nichols, P.Eng. Do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled "Technical Report on the Resource Audit of the Xietongmen Project, Tibet, Peoples Republic of China", document number 0552040101-REP-R0001-00 and dated March 24th, 2006 in support of Form 8-K Current Report Submission by Great China Mining Inc. dated March 24th, 2006.

I also certify that I have read Form 8-K Current Report Submission by Great China Mining Inc. dated March 24th, 2006 and I do not have any reason to believe that there are any misrepresentations in the information.

Dated this 4th day of April 2006.

/s/ Michael Andrew Nichols
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Michael Andrew Nichols, P.Eng.